UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              -------------------


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 2, 2001

                              -------------------

                                AQUASEARCH, INC.
             (Exact name of Registrant as specified in its charter)

                              -------------------

      COLORADO                      33-23460-LA              33-0034535
(State or other jurisdiction of   (Commission File         (IRS Employer
  incorporation or organization)     Number)             Identification Number)

                   73-4460 QUEEN KA'AHUMANU HIGHWAY, SUITE 110
                            KAILUA-KONA, HAWAII 96740
                    (Address of principal executive offices)

                                 (808) 326-9301
              (Registrant's telephone number, including area code)




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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

An involuntary petition, under Chapter 11 of the United States Bankruptcy Code was filed against Registrant in United States Bankruptcy Court, District of Hawaii (case 01-04260), by five purported creditors of Registrant. The petition was filed on or about October 29, 2001. An order for relief has not been entered by the bankruptcy court as of the date hereof, and Registrant can provide no assurances with respect to the outcome of the involuntary petition. An unsecured creditor of Registrant filed a motion in the above Chapter 11 proceeding on November 2, 2001, seeking the removal of management and the appointment of a trustee. Registrant intends to file an opposition to the motion, but can provide no assurances with respect to the outcome of the motion.


ITEM 5.  OTHER EVENTS

The company has embarked on a major cost reduction campaign in an effort to achieve profitability. The Company has furloughed most of its production staff while retaining key marketing, technical and support personnel. Personnel were decreased by 45%, which brought the organization to a total of 16 full time employees. Additional personnel cuts may occur shortly.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AQUASEARCH, INC.

Dated:  November 8, 2001             By:  /s/ Mark E. Huntley
                                     --------------------------------------
                                     Mark E. Huntley, Ph.D.
                                     President and Chief Executive Officer

                                     By:  /s/ Earl S. Fusato
                                     --------------------------------------
                                     Earl S. Fusato
                                     Chief Financial Officer







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